FOR IMMEDIATE RELEASE

Contact: Debbie Nalchajian-Cohen
Phone: 559-222-1322
Cell: 559-281-1312

CENTRAL VALLEY COMMUNITY BANK
SUCCESSION PLANS EXPAND LEADERSHIP TEAM
ESTABLISHING SEPARATE CEO AND PRESIDENT POSITIONS

Longtime President and CEO Daniel J. Doyle will continue as CEO and veteran banker James M. Ford will join as Central Valley Community Bank’s new President

FRESNO, CALIFORNIA…February 3, 2014… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), a bank holding company headquartered in Fresno, California, and the parent company of Central Valley Community Bank (Bank), announced today that separate positions for Chief Executive Officer and President have been established at the Bank, and that veteran banker James M. Ford has been named President of the Bank effective February 1, 2014. Daniel J. Doyle will continue to serve as President and Chief Executive Officer of the Company and as Chief Executive Officer of the Bank. Doyle had previously notified the Board of the Company of his intention to retire from his position as Chief Executive Officer of the Bank at the conclusion of 2014. The Board elected to create the position of Bank President in connection with the Bank’s ongoing succession planning process and to support the future growth of the Bank, which achieved over $1 billion in assets in 2013. Doyle will continue his involvement on the Board of Directors for the Company and the Bank in the capacity of Chairman of the Board, following his retirement as a Bank executive.
In preparation for Doyle’s retirement and to help transition new leadership, the Board of Directors established a search committee in the first quarter of 2013, later signing an agreement with the executive recruitment firm, Chrisman & Company, on May 30, 2013 to commence a formal search to fill the new position of Bank President. The hiring of James M. Ford as President for Central Valley Community Bank was approved by the Board on January 22, 2014.
“Serving as Central Valley Community Bank’s leader has been a tremendous experience that I have truly loved. After over four decades in banking, I am honored to share the managerial role at
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Central Valley Community Bank with esteemed banker Jim Ford, whose respected leadership experience directly aligns with the Bank’s strategic vision, commitment to core values and desire to do the right thing for our customers, employees, communities and shareholders. Jim is an excellent fit for our 34-year-old community bank and his successful track record will help continue to guide our Bank to the next level and beyond,” stated Daniel J. Doyle, President and Chief Executive Officer of Central Valley Community Bancorp and Chief Executive Officer of Central Valley Community Bank.
Ford brings over 30 years of banking and overall financial leadership expertise to Central Valley Community Bank. He most recently served as the President and Chief Executive Officer for the $1.2 billion in assets community bank franchise, PremierWest Bank and its holding company PremierWest Bancorp, based in Medford, Oregon, until it was acquired by Starbuck Bancshares, the private equity parent company of AmericanWest Bank, in April 2013. Ford served as President for PremierWest Bank beginning in 2006 and was named President and Chief Executive Officer for PremierWest Bank and Bancorp in 2009, where he managed over 300 full-time employees and 32 branches in Oregon and northern California. During his tenure at PremierWest Bank, he raised $35 million in capital through a shareholders rights offering, and had extensive management responsibilities for the bank and its investment and insurance subsidiaries.
“For many years I have admired Central Valley Community Bank’s success and I am pleased to have the opportunity to join them and work alongside a team of bankers whose core values epitomize the best qualities in a community bank. I look forward to working with the team, customers and community,” stated James M. Ford, President, Central Valley Community Bank.
Ford is a longtime community banker with significant experience and active involvement in community organizations and civic partnerships, including board positions in the banking industry, economic development and insurance. His strong passion for encouraging higher education is evident, as he served on the board for both Southern Oregon University and the University of Oregon Alumni Association. His banking career also included leadership positions with Bank of the West in Walnut Creek, California; Union Safe Deposit Bank in Stockton, California; Fifth Third Bank in Cincinnati, Ohio; and Wells Fargo Bank (formerly First Interstate Bank) in Beaverton, Oregon.
Since the arrival of Daniel J. Doyle in 1998, Central Valley Community Bank has experienced steady success under his leadership including building an outstanding team of committed bankers that expanded from 83 to over 275; having 58 straight quarters of profitability; growing assets from $150 million to over $1 billion; enlarging the Bank’s footprint from one county to seven contiguous San Joaquin Valley counties; expanding Central Valley Community Bank’s unique brand of customer service from six to 21 full-service offices; significantly growing the agribusiness lending department;
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expanding Investment Centers of America; and adding Central Valley Community Insurance Services, LLC to customer offerings to name a few of the highlights.
“We are proud of our 34-year-old history led by only two President/CEOs and honored to have been led the past 16 years by Dan Doyle’s tireless commitment to the Bank, our employees, shareholders and the communities we serve. He is a rare leader, and while we congratulate him on a stellar banking career, Doyle is not going anywhere soon, as he will remain on the Board of Directors indefinitely,” stated Dan Cunningham, Chairman of the Board for Central Valley Community Bancorp.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole banking subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 21 full-service offices in Clovis, Exeter, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, Tracy and Visalia, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, F. T. “Tommy” Elliott, IV, Steven D. McDonald, Louis McMurray, William S. Smittcamp, Joseph B. Weirick, and Wanda L. Rogers (Director Emeritus). More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

Attached:

•	Photo: James M. Ford, President, Central Valley Community Bank

•	Photo: Daniel J. Doyle, President and Chief Executive Officer for Central Valley Community Bancorp and Chief Executive Officer for Central Valley Community Bank